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                                                                     EXHIBIT 5.1
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                        BLANK ROME COMISKY & McCAULEY LLP
                                COUNSELORS AT LAW

                                ONE LOGAN SQUARE
                             PHILADELPHIA, PA 19103



                                  May 24, 2002


Impax Laboratories, Inc.
3735 Castor Avenue
Philadelphia, PA 19124

Dear Sir or Madam:

         We refer to the registration statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on behalf of Impax Laboratories, Inc., a Delaware corporation ("Impax"), relating to 4,000,000 shares of the Impax's common stock, $0.01 par value, to be issued under the Impax Laboratories, Inc. 2002 Equity Incentive Plan, as amended (the "Plan").

         As counsel to Impax, we have examined such corporate records, other documents and such questions of law as we have deemed necessary or appropriate for the purposes of this opinion and, upon the basis of such examinations, advise you that in our opinion all necessary corporate proceedings by Impax have been duly taken to authorize the issuance of the common stock pursuant to the Plan and the shares of common stock being registered pursuant to the registration statement, when issued and paid for in accordance with the terms of the Plan, will be duly authorized, validly issued, fully paid and non-assessable.

         We consent to the filing of this opinion as Exhibit 5.1 to the registration statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the registration statement under the provisions of the Act.

                                          Sincerely,

                                          /s/ Blank Rome Comisky & McCauley LLP
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                                          Blank Rome Comisky & McCauley LLP